Exhibit 99.2

Hewlett Packard Enterprise Announces Neil MacDonald as leader of HPC & AI Business Segment
HPE veteran of 28+ years brings proven leadership to accelerate Supercomputing and AI business

HOUSTON, Texas – January 23, 2024 – Hewlett Packard Enterprise (NYSE: HPE) today announced an expanded leadership role effective February 1, 2024 for Neil MacDonald, who has been appointed to lead the company’s HPC & AI business segment in addition to leading its Compute business. MacDonald will continue to report to president and chief executive officer, Antonio Neri and each business segment will continue to report its financial results independently. In his new role as the executive vice president and general manager of both Compute and HPC & AI, MacDonald will lead the team in accelerating HPE’s AI strategy by scaling cloud and software solutions with strong integration of HPE GreenLake. Additionally, the company announced that Hewlett Packard Labs will now move to reporting to Fidelma Russo, HPE’s Chief Technology Officer.

“The HPC and AI business is critical to our ongoing strategy. Neil’s engineering background and expertise in silicon and AI, combined with his decades of proven leadership experience and passion for customer-driven innovation make him uniquely suited to lead this team,” said Neri. “Neil’s technical acumen, vision and passion for advancing HPE’s unique IP in supercomputing, AI infrastructure technologies, and our AI software platform will strengthen the role we can play in our customers’ most critical transformations.”

Notably, under MacDonald’s leadership, the Compute business recently expanded its strategic collaboration with NVIDIA to enhance HPE’s Compute portfolio and build a turnkey enterprise computing solution for GenAI to target a growing market.

“AI and supercomputing are ground-breaking technologies that will soon transform every business and fuel next generation innovations that will fundamentally change the world,” said MacDonald. “I’m deeply committed to continue fostering the mission of our HPC & AI business and lead this incredibly talented team that’s dedicated to solving our customer’s most complex problems.”

Prior to joining our predecessor, Hewlett-Packard Company, MacDonald was Commercial Manager at Edinburgh Parallel Computing Centre where he helped bring the transformational benefits of massively parallel supercomputing to industrial and commercial customers. He holds a bachelor's degree in Artificial Intelligence with Computer Science and a Ph.D. in Computer Science from the University of Edinburgh, as well as an MBA from San Jose State University.

About Hewlett Packard Enterprise
Hewlett Packard Enterprise (NYSE: HPE) is the global edge-to-cloud company that helps organizations accelerate outcomes by unlocking value from all of their data, everywhere. Built on decades of reimagining the future and innovating to advance the way people live and work, HPE delivers unique, open and intelligent technology solutions as a service.  With offerings spanning Cloud Services, Compute, High Performance Computing & AI, Intelligent Edge, Software, and Storage, HPE provides a consistent experience across all clouds and edges, helping customers develop new business models, engage in new ways, and increase operational performance. For more information, visit: www.hpe.com.

Forward-looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve risks, uncertainties, and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise Company and its consolidated subsidiaries (Hewlett Packard Enterprise) may differ materially from those expressed or implied by such forward-looking statements and assumptions. The words “believe,” “expect,” “anticipate,” “intend,” “will,” "may," and similar expressions are intended to identify such forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of executive performance, financial performance, plans, strategies and objectives of management for future operations or performance. Risks, uncertainties and assumptions include those that are described in HPE’s Annual Report on Form 10-K for the fiscal year ended October 31, 2023, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and that are otherwise described or updated from time to time in Hewlett Packard Enterprise’s Securities and Exchange Commission reports. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements, except as required by applicable law.

Media Contact:
John Choi
John.choi@hpe.com